                                                                      Exhibit 11

                   RAMSAY HEALTH CARE, INC. AND SUBSIDIARIES

                      COMPUTATION OF NET INCOME PER SHARE
                                  (UNAUDITED)

                                                       QUARTER ENDED
                                                  -----------------------
                                                       SEPTEMBER 30
                                                  -----------------------
                                                     1994         1993
                                                  ----------   ----------

PRIMARY
 Weighted average common shares outstanding.....   8,033,278    8,198,356
 Class A convertible preferred stock............      22,910       22,910
 Class B convertible preferred stock, Series C..   1,424,860    1,424,860
                                                  ----------   ----------
  TOTAL COMMON AND DILUTIVE
  COMMON EQUIVALENT SHARES......................   9,481,048    9,646,126
                                                  ==========   ==========

  Net Income Available to Common Shareholders...  $  588,000   $  608,000
                                                  ==========   ==========

  NET INCOME PER SHARE..........................       $0.06        $0.06
                                                       =====        =====

FULLY DILUTED
 Weighted average common shares outstanding.....   8,099,612    8,308,839
 Class A convertible preferred stock............      22,910       22,910
 Class B convertible preferred stock, Series C..   1,424,860    1,424,860
                                                  ----------   ----------
  TOTAL COMMON AND DILUTIVE
  COMMON EQUIVALENT SHARES......................   9,547,382    9,756,609
                                                  ==========   ==========

  Net Income Available to Common Shareholders...  $  588,000   $  608,000
                                                  ==========   ==========

      NET INCOME PER SHARE......................       $0.06        $0.06
                                                       =====        =====